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As filed with the Securities and Exchange Commission on March 1, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2002

DMC STRATEX NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
0-15895 (Commission File Number)	77-0016028 (I.R.S. Employer Identification No.)
170 Rose Orchard Way, San Jose, CA (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-0777 (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

        On February 26, 2002, DMC Stratex Networks, Inc., a Delaware corporation (the "Company"), made a proposal to acquire Western Multiplex Corporation, a Delaware corporation ("Western Multiplex"). Pursuant to the proposal each share of Western Multiplex common stock would be converted into 0.5215 shares of the Company's common stock. A copy of the proposal letter delivered by the Company to Western Multiplex is attached hereto as Exhibit 99.1.

        On February 28, 2002, the Company issued a press release announcing the proposed acquisition of Western Multiplex. A copy of the press release is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)    Exhibits.

Exhibit No.	Description
99.1	Proposal letter dated February 26, 2002 from the Company to Western Multiplex Corporation
99.2	Press release of the Company dated February 28, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC STRATEX NETWORKS, INC.
Date: February 28, 2002	By:	/s/ CHARLES D. KISSNER Charles D. Kissner Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter dated February 26, 2002 from the Company to Western Multiplex Corporation
99.2	Press release of the Company dated February 28, 2002

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SIGNATURES
EXHIBIT INDEX